UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 15, 2005

IMMUNICON CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-50677	23-2269490
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 Masons Mill Rd., Suite 100, Huntingdon Valley, Pennsylvania	19006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:        (215) 830-0777

Not applicable.
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On November 15, 2005, Immunicon Corporation, a Delaware corporation (“Immunicon”), announced that its Board of Directors (the “Board”) approved a top management succession plan with Byron D. Hewett, who currently serves as Immunicon’s President and Chief Operating Officer, assuming the title of President and Chief Executive Officer and being elected to the Board effective January 1, 2006. Edward L. Erickson, who currently serves as Immunicon’s Chairman and Chief Executive Officer, will continue to serve as Executive Chairman of the Board through March 31, 2006. Thereafter, Mr. Erickson will remain as Chairman of the Board in a non-executive capacity at least until Immunicon’s next annual meeting of shareholders.

Mr. Hewett has served Immunicon as President and Chief Operating Officer since April 2005 and as Chief Operating Officer and General Manager, Cancer Products, from October 2004 to April 2005. Prior to joining Immunicon, he served as Senior Vice President of Sales and Marketing and General Manager, North America, for Qiagen, Inc., where he led North American commercial operations. Mr. Hewett’s management responsibilities included oversight of sales, marketing, finance, human resources, information technology, training, and field, customer, and technical service for both the United States and Canada. Prior to his time at Qiagen, Inc., he served as vice president of worldwide marketing in the laboratory testing segment of Bayer Diagnostics (previously Chiron Diagnostics) from June 2000 to March 2002 and was responsible for strategy and marketing of Bayer’s global immunochemistry, hematology, clinical chemistry, high volume urine chemistry, laboratory automation, and information and consulting businesses. He had previously served as president of the United States commercial operations unit for Bayer from January 1998 to December 1998 and as vice president within the United States branch of the laboratory testing segment and nucleic acid diagnostics business from June 1999 to May 2000. Mr. Hewett began his business career with Abbott Laboratories, advancing to the position of business unit manager in Abbott Laboratories’ therapeutic drug monitoring and transplant diagnostics business. Mr. Hewett holds a B.S. from the McIntire School of Commerce at the University of Virginia and a Masters in Management from the J.L. Kellogg Graduate School of Management at Northwestern University.

Other than his appointment and election effective January 1, 2006, the terms of Mr. Hewett’s employment with Immunicon have not changed and are as described in Immunicon’s Current Reports on Form 8-K previously filed on April 25, 2005 and October 13, 2004.

Item 7.01.	Regulation FD Disclosure.

On November 15, 2005, Immunicon issued a press release announcing that its Board approved a top management succession plan relating to Byron D. Hewett and Edward L. Erickson. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	– Press release dated November 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNICON CORPORATION

Date:	November 15, 2005	By:	/s/ JAMES G. MURPHY
		Name:	James G. Murphy
		Title:	Senior Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press release dated November 15, 2005.